UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2005 (June 3, 2005)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or other jurisdiction of incorporation)

Commission File No. 1-16817	04-3516029
(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Five Star Quality Care, Inc., or Five Star, dated June 3, 2005, and is being filed solely for the purpose of including the consolidated financial statements of Gordon Health Ventures, LLC, or Gordon.  Five Star filed the June 3, 2005, Current Report on Form 8-K with the Securities and Exchange Commission to report, among other items, information concerning the acquisition by Five Star on June 3, 2005 of six assisted living communities from Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, subsidiaries of Gordon, for a purchase price of approximately $58.0 million.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

(b)                                 Pro Forma Financial Information.

Five Star Unaudited Pro Forma Consolidated Financial Statements
Introduction to Unaudited Pro Forma Consolidated Financial Statements	F-11
Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2005	F-12
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2005	F-13
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004	F-14
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-15

(c)                                  Exhibits.

2

(a)                                  Financial Statements of Business Acquired.

Report of Independent Auditors

To the Management and Members of

Gordon Health Ventures, LLC

We have audited the accompanying consolidated balance sheet of Gordon Health Ventures, LLC (the “Company”) as of December 31, 2004, and the related consolidated statements of income, members’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company has a working capital deficiency and members’ deficit.  In addition, the Company has not complied with certain terms and covenants of its loan agreement.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

April 15, 2005

Except for Note 9, as to which

date is June 3, 2005

GORDON HEALTH VENTURES, LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	March 31, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,000	$8,827
Restricted cash	259,006	159,179
Accounts receivable, net	207,227	391,501
Inventories	58,220	69,475
Prepaid expenses	186,350	134,662
Total current assets	716,803	763,644

Property and equipment, net	38,782,561	38,465,006
Due from affiliate	152,651	152,651
Deferred financing costs, net	234,186	207,186

	$39,886,201	$39,588,487

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Bank overdrafts	$316,639	$814,308
Accounts payable	1,327,842	686,809
Accrued expenses	1,360,838	1,206,641
Resident security deposits	876,748	813,631
Unearned revenue	874,331	874,331
Delinquent taxes payable	3,998,368	4,150,139
Mortgage notes payable	45,123,184	44,976,512
Total current liabilities	53,877,950	53,522,371

Commitments and contingencies

Members’ deficit	(13,991,749)	(13,933,884)

	$39,886,201	$39,588,487

See notes to consolidated financial statements.

GORDON HEALTH VENTURES, LLC

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,	Three Months Ended March 31,
	2004	2004	2005
		(Unaudited)
Revenues
Net revenues from residents	$20,070,423	$4,848,330	$4,942,349
Total revenues	20,070,423	4,848,330	4,942,349

Expenses
Payroll and related expenses	10,084,757	2,523,466	2,512,916
Food and supplies	1,239,553	309,873	301,028
Property taxes	966,444	241,611	184,425
Utilities	680,628	176,033	202,561
Insurance	468,389	109,428	121,827
General and administrative	1,555,695	233,847	173,943
Depreciation and amortization	1,478,914	369,728	367,000
Total expenses	16,474,380	3,963,986	3,863,700

Operating income	3,596,043	884,344	1,078,649

Other expense
Interest expense	2,945,575	692,417	825,417
	2,945,575	692,417	825,417

Net income	$650,468	$191,927	$253,232

See notes to consolidated financial statements.

GORDON HEALTH VENTURES, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

Balance at January 1, 2004	$(14,236,342)

Distributions	(405,875)

Net income	650,468

Balance at December 31, 2004	(13,991,749)

Distributions (unaudited)	(195,367)

Net income (unaudited)	253,232

Balance at March 31, 2005 (unaudited)	$(13,933,884)

See notes to consolidated financial statements.

GORDON HEALTH VENTURES, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,	Three Months Ended March 31,
	2004	2004	2005
		(Unaudited)
Operating activities
Net income	$650,468	$191,927	$253,232
Adjustments to reconcile net income to cash provided by operating activities:
Provision for bad debts	145,000	—	—
Depreciation	1,370,827	342,728	340,000
Amortization	108,087	27,000	27,000
Changes in assets and liabilities:
Restricted cash	239,696	84,493	99,827
Accounts receivable	(95,721)	(22,724)	(184,274)
Inventories	(2,283)	(571)	(11,255)
Prepaid expenses	(22,464)	(5,616)	51,688
Due from affiliate	(5,183)	—	—
Bank overdrafts	160,103	—	497,669
Accounts payable	13,611	139,835	(641,033)
Accrued expenses	(426,569)	(99,788)	(154,197)
Resident security deposits	(23,784)	(5,946)	(63,117)
Unearned revenue	52,157	13,039	—
Delinquent taxes payable	(778,639)	(211,454)	151,771
Net cash provided by operating activities	1,385,306	452,923	367,311

Investing activity
Purchases of property and equipment	(121,373)	—	(22,445)
Net cash used in investing activity	(121,373)	—	(22,445)

Financing activities
Repayment of mortgage notes payable	(861,785)	(352,386)	(146,672)
Distributions to member(s)	(405,875)	(101,469)	(195,367)
Net cash used in financing activities	(1,267,660)	(453,855)	(342,039)

Change in cash and cash equivalents	(3,727)	(932)	2,827
Cash and cash equivalents at beginning of period	9,727	9,727	6,000

Cash and cash equivalents at end of period	$6,000	$8,795	$8,827

Supplemental cash flow information
Cash paid for interest	$2,845,203	$664,947	$1,155,175

See notes to consolidated financial statements.

GORDON HEALTH VENTURES, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization

Gordon Health Ventures, LLC (the “Company” or “Gordon”) was formed in 2000 as a Pennsylvania limited liability company.  Pursuant to the formation agreement, profits, losses and distributions are generally allocated to the members in proportion to their respective share of ownership.  The Company will continue until dissolved, pursuant to the provisions of its formation agreement.  The Company owns and operates six assisted-living communities located in suburban Pittsburgh, Pennsylvania, and comprised of approximately 600 living units.

The Company has experienced cash flow shortfalls.  The Company is in default of its credit agreement with its lender and operating under a forbearance agreement, and the Company owes amounts to taxing authorities for unpaid federal and state payroll withholding and corporate taxes.  The Company has negotiated the deferral of payment of these amounts; however, the Company’s ability to continue to sustain its operations depends on, among other things, its ability to renegotiate or repay all amounts owing to its lender, the various taxing authorities and others.  On January 21, 2005, Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC, and Turnberry Associates, LLC, subsidiaries of the Company, entered into a purchase and sale agreement with Five Star Quality Care, Inc. (“Five Star”) for the sale of six assisted-living communities.  The assets to be sold to Five Star include land, buildings and improvements, furniture, fixtures and other personal property, inventory, licenses and permits, files, records and resident agreements, deposits and warranties.  In order for the Company to sustain its operations over the next twelve months, and in the presently foreseeable longer term, the Company is dependent upon its ability to continue to defer or renegotiate payment of the amounts owing to its lender, the various taxing authorities and others, or its subsidiaries’ ability to close on the asset sale to Five Star.  If the Company or its subsidiaries are unable to take any of the foregoing actions, it is likely that the Company will be required to cease operations, and its ability to realize the carrying value of its assets will be in doubt.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the Company’s investments in 100%-owned subsidiaries.  All of the subsidiaries are single-member Pennsylvania limited liability companies whose single member is the Company.  The wholly owned subsidiaries are Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC.  All intercompany transactions have been eliminated.

The consolidated financial statements as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 are unaudited.  In the opinion of the Company’s management, all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of such consolidated financial statements, have been included.  The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the Company’s future results of operations, including for the full year ended December 31, 2005.

Revenues from Residents

Revenues consist of resident fees and other ancillary service revenues, which are generated primarily from monthly charges for assisted-living apartments, and are recognized monthly based on the terms of the residents’ agreements.  Advance payments are received for services and are deferred until the services are provided.  Ancillary revenue is generated on a “fee for service” basis for supplemental items requested by residents, and is recognized as the services are provided.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

Restricted Cash

Restricted cash consists of escrow payments deposited with the Company’s mortgage lender for the payment of real estate taxes.

Accounts Receivable

Accounts receivable are recorded at their estimated net realizable value.  In the case of receivables generated from residents, reserves for uncollectible amounts are estimated based upon factors which include, but are not limited to, the age of the receivable and the terms of the agreements with residents or their third-party payors.  In the case of other receivables, such as those due from other entities with which Gordon has transacted business, reserves are estimated based upon factors which include, but are not limited to, the agreements with such payors, their stated intent to pay, their financial capacity to pay and other factors, which may include litigation.  Accounts receivable reserves are estimates, the Company periodically reviews and revises these estimates based on new information, and such adjustments may be material.  As of December 31, 2004 and March 31, 2005, the Company’s bad debt reserve totaled $145,000.

Inventories

Inventories of food, beverage, medical and other administrative supplies are stated at the lower of cost or market as determined by the first-in, first-out method.

Deferred Financing Costs

Financing costs are capitalized and amortized over the term of the related debt on a straight-line basis, which approximates the effective interest method.  Accumulated amortization of deferred financing costs totaled $1,788,737 at December 31, 2004, and $1,815,737 and $1,707,671 (unaudited) at March 31, 2005 and 2004, respectively.

Advertising Costs

The Company expenses all advertising costs as incurred.  The Company expensed advertising costs totaling approximately $147,061 for the year ended December 31, 2004, and $29,216 and $11,750 (unaudited) for the three months ended March 31, 2005 and 2004, respectively.

Income Taxes

No provision for federal income taxes has been made in the financial statements of the Company since these taxes are the responsibility of the members rather than of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates or assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Property and Equipment

Depreciation of property and equipment is expensed on a straight-line basis over estimated useful lives of up to 39 years.  The cost of renewals and betterments that extend the lives or productive capacities of properties is capitalized, and expenditures for normal repairs and maintenance are charged to expense as incurred.  Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of long-lived assets.  If there is an indication that the carrying value of an asset is not recoverable, management estimates the projected undiscounted cash flows to determine if an impairment loss should be recognized.  The amount of impairment loss is determined by comparing the historical carrying value of the asset to its estimated fair value.  Since inception, the Company has not recorded any impairment losses.

3.  Property and Equipment

Property and equipment consist of the following:

	December 31, 2004	March 31, 2005
		(Unaudited)
Land, building and improvements	$43,746,526	$43,764,046
Furniture and fixtures	1,614,655	1,617,875
Motor vehicles	407,575	407,575
Machinery and equipment	195,038	196,743
	45,963,794	45,986,239
Less: accumulated depreciation	(7,181,233)	(7,521,233)

Property and equipment, net	$38,782,561	$38,465,006

4.  Mortgage Notes Payable

The Company’s wholly owned subsidiaries have entered into a credit agreement with a lender for financing related to the six assisted-living communities.  The notes bear interest at three-month LIBOR plus 4.5% (6.9% at December 31, 2004), and are secured by mortgages on the six assisted-living communities and an assignment of leases (primarily resident occupancy agreements).  Under the credit agreement, the subsidiaries are required to make monthly minimum payments of $336,000 for principal and interest.  The notes mature on February 28, 2007.  The Company is required to meet certain financial covenants under the terms of the credit agreement.  All amounts owing under the credit agreement are guaranteed by the Company and one of its members.

Upon any event of default, the indebtedness becomes immediately due and payable.  The Company has not remedied events of default which have occurred as a result of its failure to make timely payments to the lender and to satisfy reporting and other covenant requirements in the credit agreement.  Consequently, the mortgage notes payable have been classified as a current liability as of December 31, 2004 and March 31, 2005.

5.  Delinquent Taxes Payable

Delinquent taxes payable include the following:

	December 31, 2004	March 31, 2005
		(Unaudited)
Federal payroll taxes withheld and not remitted	$2,088,609	$2,170,023
Penalties and interest on federal payroll taxes	1,362,161	1,364,253
State payroll taxes withheld and not remitted	186,364	213,056
Penalties and interest on state payroll taxes	87,792	129,365
Unpaid state corporate income taxes	273,442	273,442

	$3,998,368	$4,150,139

6.  Benefit Plan

Gordon has a 401(k) benefit plan for its employees.  The plan allows participants to make elective pre-tax contributions from their annual salary, up to the maximum allowed by law.  The Company does not match any of the employees’ contributions.

7.  Transactions with Related Parties

The Company leases its corporate offices from an affiliate under a five-year operating lease that commenced on September 1, 2001.  The lease requires monthly base rent of $6,416.  Total rent incurred and paid was $76,992 for the year ended December 31, 2004 and $19,248 (unaudited) for each of the three months ended March 31, 2005 and 2004.  Future minimum lease payments as of December 31, 2005 under the terms of the operating lease in 2005 and 2006 are $76,992 and $51,328, respectively.

The Company has made noninterest bearing advances that are due on demand to an affiliate.  During 2004, the Company advanced $5,183 to this affiliate.  As of December 31, 2004, the affiliate owed the Company $152,651.

8.  Contingencies

The Company is subject to litigation incidental to its business, and generally covered by insurance.  The Company believes that the results of such litigation will not have a materially adverse effect on the Company’s financial condition.

9.  Subsequent Event

On June 3, 2005, the Company completed the sale to Five Star of its six assisted-living communities which represented substantially all of the Company’s operations upon that date.

(b)                                 Pro Forma Financial Information.

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma balance sheet at March 31, 2005, presents the financial position of Five Star Quality Care, Inc. as if our acquisition of six assisted living communities from Gordon Health Ventures, LLC, or Gordon, and our sale leaseback transaction of four communities with Senior Housing Properties Trust, or Senior Housing, had been completed as of March 31, 2005, as described in the notes thereto.  The unaudited pro forma statement of operations for the three months ended March 31, 2005, presents our results of operations as if the acquisition and sale leaseback transactions had been completed as of January 1, 2005, as described in the notes thereto.  The unaudited pro forma statement of operations for the year ended December 31, 2004, presents our results of operations as if the acquisition and sale leaseback transactions had been completed as of January 1, 2004, as described in the notes thereto.

These unaudited pro forma financial statements do not represent our financial condition or results of operations for any future date or period. Actual future results may be materially different from pro forma results.  Differences could arise from many factors, including, but not limited to, competition in our business, the impact of changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our facilities, our ability to control operating expenses and our capital structure and other changes. These unaudited pro forma financial statements should be read in connection with our audited financial statements and the related management’s discussion and analysis of financial condition and results of operation for the year ended December 31, 2004 (audited) and the three months ended March 31, 2005 (unaudited), included in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, respectively.  You also should read the consolidated financial statements of Gordon which are included in this Form 8-K/A in connection with these unaudited pro forma financial statements.

FIVE STAR QUALITY CARE, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

At March 31, 2005

(amounts in thousands, except share and per share amounts)

		Adjustments
			Gordon
	Historical	Sale/Leaseback	Acquisition	Pro Forma
		(A)	(B)
ASSETS
Current assets
Cash	$20,104	$23,900	$(25,000)	$19,004
Accounts receivable, net	37,118	—	—	37,118
Prepaid expenses	6,443	—	—	6,443
Other current assets	5,862	—	—	5,862
Total current assets	69,527	23,900	(25,000)	68,427

Property and equipment, net	104,176	(21,836)	59,000	141,340
Restricted cash – insurance arrangements	18,943	—	—	18,943
Restricted cash – other	12,294	—	—	12,294
Mortgage notes receivable	6,076	—	—	6,076
Goodwill	11,551	—	—	11,551
Other long term assets	2,131	—	—	2,131
Total assets	$224,698	$2,064	$34,000	$260,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,835	$—	$—	$10,835
Accrued expenses	14,869	—	—	14,869
Accrued compensation and benefits	9,223	—	—	9,223
Due to Senior Housing Properties Trust	7,986	—	—	7,986
Revolving line of credit	—	—	10,000	10,000
Due to Sunrise Senior Living, Inc.	965	—	—	965
Mortgage notes payable	493	—	—	493
Accrued real estate taxes	4,539	—	—	4,539
Security deposit liability	3,676	—	—	3,676
Other current liabilities	5,666	—	—	5,666
Total current liabilities	58,252	—	10,000	68,252

Long term liabilities
Mortgage notes payable	41,746	—	24,000	65,746
Continuing care contracts	9,170	—	—	9,170
Other long term liabilities	18,014	2,064	—	20,078
Total long term liabilities	68,930	2,064	24,000	94,994

Shareholders’ equity
Common stock, par value $0.01 per share	121	—	—	121
Additional paid in capital	114,753	—	—	114,753
Accumulated deficit	(17,358)	—	—	(17,358)
Total shareholders’ equity	97,516	—	—	97,516

Total liabilities and shareholders’ equity	$224,698	$2,064	$34,000	$260,762

See notes to unaudited pro forma financial statements.

FIVE STAR QUALITY CARE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2005

(amounts in thousands, except share and per share amounts)

		Sale/Leaseback Transaction with		Gordon Acquisition
	Historical	Senior Housing		Historical	Adjustments		Pro Forma
				(F)
REVENUES:
Net revenues from residents	$177,201	$—		$4,942	$—		$182,143
Pharmacy revenue	5,256	—		—	—		5,256
Total revenues	182,457	—		4,942	—		187,399

OPERATING EXPENSES:
Property level operating expenses	137,037	—		2,814	(300	)(G)	139,551
Pharmacy expenses	5,024	—		—	—		5,024
Management fee to Sunrise Senior Living Services, Inc.	5,620	—		—	—		5,620
Rent expense	24,459	540	(C)	—	—		24,999
General and administrative	7,008	—		683	(1	)(G)	7,690
Depreciation and amortization	1,601	(151	)(D)	367	51	(H)	1,868
Total operating expenses	180,749	389		3,864	(250)		184,752

Operating income	1,708	(389)		1,078	250		2,647
Interest and other income	137	32	(E)	—	—		169
Interest expense	(615)	—		(825)	135	(I)	(1,305)
Income (loss) from continuing operations before income taxes	1,230	(357)		253	385		1,511
Provision for income taxes	(35)	—		—	—		(35)
Income (loss) from continuing operations	1,195	(357)		253	385		1,476
Income (loss) from discontinued operations	58	—		—	—		58

Net Income (loss)	$1,253	$(357)		$253	$385		$1,534

Weighted Average Shares Outstanding	12,212						12,212

Basic and diluted loss per share from:
Continuing operations	$0.10						$0.12
Discontinued operations	$0.00						$0.00

Net income (loss) per share	$0.10						$0.12

See notes to unaudited pro forma financial statements.

FIVE STAR QUALITY CARE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year ended December 31, 2004

(amounts in thousands, except share and per share amounts)

		Sale/Leaseback		Gordon Acquisition
	Historical	Adjustments		Historical	Adjustments		Pro forma
				(F)
REVENUES:
Net revenues from residents	$614,796	$—		$20,070	$—		$634,866
Pharmacy revenue	13,209	—		—	—		13,209
Total revenues	628,005	—		20,070	—		648,075

OPERATING EXPENSES:
Property level operating expenses	486,206	—		13,439	(1,200	)(G)	498,445
Pharmacy expenses	12,093	—		—	—		12,093
Management fee to Sunrise Senior Living Services, Inc.	19,293	—		—	—		19,293
Rent expense	83,370	2,160	(C)	—	—		85,530
General and administrative	20,053	—		1,556	(6	)(G)	21,603
Depreciation and amortization	3,666	(601	)(D)	1,479	196	(H)	4,740
Total operating expenses	624,681	1,559		16,474	(1,010)		641,704

Operating income	3,324	(1,559)		3,596	1,010		6,371
Interest and other income	1,666	129	(E)	—	—		1,795
Interest expense	(880)	—		(2,946)	186	(I)	(3,640)
Income (loss) from continuing operations before income taxes	4,110	(1,430)		650	1,196		4,526
Provision for income taxes	(120)	—		—	—		(120)
Income (loss) from continuing operations	3,990	(1,430)		650	1,196		4,406
Loss from discontinued operations	(699)	—		—	—		(699)

Net Income (loss)	$3,291	$(1,430)		$650	$1,196		$3,707

Weighted Average Shares Outstanding	8,716	—					8,716

Basic and diluted loss per share from:
Continuing operations	$0.46						$0.51
Discontinued operations	$(0.08)						$(0.08)

Net income (loss) per share	$0.38						$0.43

See notes to unaudited pro forma financial statements.

FIVE STAR QUALITY CARE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

Adjustments for the pro forma consolidated balance sheet as of March 31, 2005

A.                              Represents our sale of four of our assisted living communities to Senior Housing for $24,000 on June 3, 2005. Adjustments equal cash received less book value of assets on June 3, 2005. Simultaneously with the sale, we leased back these communities from Senior Housing and used the cash from the sale to purchase six assisted living communities from Gordon (see Note B).  Adjustments are calculated as follows:

Sale price	$24,000
Less: estimated closing costs	(100)
Cash received	23,900
Book value of sold assets as of June 3, 2005	(21,836)
Deferred gain on sale of assets	$2,064

B.                                     On June 3, 2005, we acquired six assisted living communities from Gordon for a purchase price, excluding estimated closing costs of $1,000, of $58,000.  To finance this transaction we entered into a sale leaseback agreement with Senior Housing for four of our assisted living communities (see Note A).  We also entered into a $43,500 first mortgage line of credit with Senior Housing, of which $24,000 was drawn at closing and the balance can be drawn for future acquisitions or other business purposes. The remaining balance of the purchase price was funded with drawings under our revolving line of credit. The net amount we paid was calculated as follows:

Purchase price of communities	$58,000
Estimated closing costs	1,000
Total property and equipment acquired	$59,000
Paid by:
Available cash	$25,000
Mortgage line of credit	24,000
Revolving line of credit	10,000
Total amount paid	$59,000

Adjustments for the pro forma consolidated statement of operations for the three months ended March 31, 2005 and the year ended December 31, 2004

C.                                     Our lease with Senior Housing for the four properties subject to the sale leaseback transaction will require us to make minimum rent payments of $2,160 per year, or $540 for the three month period.  In addition to minimum rent under this lease, beginning in 2007 we may be required to make percentage rent payments under certain circumstances relating to revenues at the communities subject to the lease with Senior Housing.

D.                                    Represents elimination of depreciation on the four properties we sold to Senior Housing in the sale leaseback transaction.  The adjustment is calculated as follows:

	Three Months Ended March 2005	Year Ended December 2004
Our depreciation of the sold buildings (approximately $19,335) using a 40-year life.	$(121)	$(483)
Our depreciation of the sold furniture and other fixed assets (approximately $827) using a seven-year life.	(30)	(118)
Total adjustment	$(151)	$(601)

E.                                      Represents the amortization of the deferred gain on the four communities we sold to Senior Housing (see Note A).  Deferred gain is being recognized on a straight line basis over a 16-year period, which is the term of the lease with Senior Housing.  The adjustment is calculated as follows:

Deferred gain	$2,064
Divided by term of lease	16
Annual adjustment	$129

Quarterly adjustment	$32

F.                                      Represents the historical statement of operations of Gordon.

G.                                     Represents the elimination of historically incurred payroll and general and administrative costs of Gordon comprising compensation and related expenses for Gordon officers and other employees whom we do not employ, rent for a corporate office lease that we did not assume and other expenses, net of our additional estimated management costs and costs under our shared services agreement.  The adjustment is calculated as follows:

	Three Months Ended March 2005	Year Ended December 2004
Elimination of seller’s payroll from property level operating expenses	$(300)	$(1,200)

Elimination of seller’s general and administrative expenses	$(144)	$(576)
Estimated management costs required by us	113	450
Shared services fee (represents 0.6% of pro forma revenues)	30	120
Total adjustment to general and administrative expenses	$(1)	$(6)

H.                                    Represents the elimination of historical depreciation and amortization expense related to Gordon.  This amount is offset by depreciation that we will incur as a result of the six communities that we acquired from Gordon.  The adjustment is calculated as follows:

	Three Months Ended March 2005	Year Ended December 2004
Elimination of historical amounts	$(367)	$(1,479)
Our depreciation of the cost of the acquired buildings (estimated to be $50,150) using a 40-year life	313	1,254
Our depreciation of the cost of the acquired furniture and other fixed assets (estimated to be $2,950) using a seven-year life	105	421
Total adjustment	$51	$196

I.                                         Represents elimination of interest on debt repaid by Gordon in connection with our acquisition, offset by interest on debt we obtained to finance the acquisition. The adjustment is calculated as follows:

	Three Months Ended March 2005	Year Ended December 2004
Elimination of historical amounts	$825	$2,946
Our interest expense on $24,000 related to our mortgage line of credit with Senior Housing (see Note B) at an annual rate of 9.0%	(540)	(2,160)
Our interest expense on $10,000 related to our revolving line of credit (see Note B) at an annual rate of 6.0%	(150)	(600)
Total adjustment	$135	$186

(c)                                  Exhibits.

2.1           Second Amendment to Purchase and Sale Agreement, dated as of May 13, 2005, by and among Five Star, as Purchaser, and Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, as Sellers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

2.2           Third Amendment to Purchase and Sale Agreement, dated as of May 16, 2005, by and among Five Star, as Purchaser, and Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, as Sellers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

2.3           Fourth Amendment to Purchase and Sale Agreement, dated as of May 25, 2005, by and among Five Star, as Purchaser, and Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, as Sellers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

2.4           Fifth Amendment to Purchase and Sale Agreement, dated as of May 27, 2005, by and among Five Star, as Purchaser, and Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, as Sellers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

2.5           Sixth Amendment to Purchase and Sale Agreement, dated as of June 3, 2005, by and among Five Star, as Purchaser, and Franciscan Manor Associates, LLC, Muirfield Associates, LLC, Prestwicke Associates, LLC, Royal Aberdeen Associates, LLC, Troon Associates, LLC and Turnberry Associates, LLC, as Sellers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.1         Promissory Note, dated as of June 3, 2005, made by Five Star to the order of Senior Housing.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.2         Loan Agreement, dated as of June 3, 2005, by and among Senior Housing, Five Star, Five Star Quality Care-GHV, LLC and Five Star Quality Care-MVSP, LLC.  (Incorporated by reference to Five Star’s Current Report on Form
8-K dated June 3, 2005.)

10.3         Guaranty Agreement, dated as of June 3, 2005, made by Five Star Quality Care-GHV, LLC and Five Star Quality Care-MVSP, LLC in favor of Senior Housing.  (Incorporated by reference to Five Star’s Current Report on Form
8-K dated June 3, 2005.)

10.4         Purchase and Sale Agreement, dated as of June 3, 2005, by and among FSQ Crown Villa Business Trust, Morningside of Belmont, LLC, Morningside of Greenwood, L.P. and Five Star Quality Care-GA, LLC, as Sellers, and SNH CHS Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Purchasers.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.5         First Amendment to Second Amended and Restated Lease Agreement, dated as of May 17, 2005, by and among Ellicott City Land I LLC, Ellicott City Land II LLC, HRES2 Properties Trust, SNH CHS Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust, SPTMNR Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Landlord, and Five Star Quality Care Trust, as Tenant.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.6         Second Amendment to Second Amended and Restated Lease Agreement, dated as of June 3, 2005, by and among Ellicott City Land I LLC, Ellicott City Land II LLC, HRES2 Properties Trust, SNH CHS Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust, SPTMNR Properties Trust, SNH/LTA Properties Trust and SNH/LTA Properties GA LLC, as Landlord, and Five Star Quality Care Trust, as Tenant.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.7         Second Amendment to Security Agreement, dated as of May 17, 2005, by and among certain affiliates of Senior Housing, as Landlord, and Five Star Quality Care Trust, as Tenant.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.8         Amended and Restated Pledge of Shares of Beneficial Interest Agreement, dated as of May 6, 2005, made by FSQ, Inc. for the benefit of the Landlord under the Second Amended and Restated Lease Agreement, dated as of November 19, 2004, by and among certain affiliates of Senior Housing, as Landlord, and Five Star Quality Care Trust, as Tenant.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

10.9         Confirmation of Guarantees and Confirmation and Amendment of Other Incidental Documents, dated as of June 3, 2005, by and among Five Star, certain affiliates of Five Star and certain affiliates of Senior Housing.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

99.1         Press release dated June 6, 2005.  (Incorporated by reference to Five Star’s Current Report on Form 8-K dated June 3, 2005.)

[Remainder of this Page Intentionally Left Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: Treasurer and Chief Financial Officer

Date:  July 28, 2005